UNION CARBIDE CORPORATION
NEWS RELEASE



                                                                   Exhibit 99





CONTACT:  Sean S. Clancy
          203) 794-6976


        UNION CARBIDE BOARD SETS SPECIAL MEETING DATE AND RECORD
                         DATE FOR MERGER VOTE


      DANBURY, Conn., Sept. 22 -- Union Carbide Corporation's board of directors today set December 1, 1999 as the date of the special meeting of shareholders to vote on the adoption of the Agreement and Plan of Merger between Union Carbide and The Dow Chemical Company dated August 3rd, 1999. The board also fixed October 4, 1999 as the record date for determining shareholders entitled to notice of and to vote at the special meeting.



                              - END -

1999
P3-01-013

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